EXHIBIT O
Proceedings to be Stayed as Against Released Parties Only
The list of actions for the Court to stay as to Released Parties only, identified as Tier One or Tier Two bellwether cases under Case Management Order Nos. 13, 19, and 19-A in the MDL Cases.

Case	MDL Case Number
Bakman Water Company v. 3M Company, et al.	19-cv-02784
City of Dayton v. 3M Company, et al.	18-cv-03496
City of Sioux Falls v. 3M Company, et al.	19-cv-01806
City of Stuart, FL v. 3M Company, et al.	18-cv-03487
Emerald Coast Utilities Authority v. 3M Company, et al.	18-cv-03488
Hampton Bays Water District v. The 3M Company, et al.	18-cv-03339
Town of Ayer v. 3M Company, et al.	19-cv-03120
Town of Maysville v. 3M Company, et al.	19-cv-03434
Warminster Township Municipal Authority v. 3M Company, et al.	19-cv-02472
Warrington Township v. 3M Company, et al.	19-cv-02473
*This list shall be amended to include any additional cases brought by Public Water Systems against any Released Party that are selected to proceed as bellwethers prior to Final Approval and Dismissal.